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                                                                     EXHIBIT 4.3


                          SIGMATRON INTERNATIONAL, INC.
                        2000 DIRECTORS' STOCK OPTION PLAN


         1. PURPOSE. This Stock Option Plan ("the Plan") is intended to encourage stock ownership by Non-Employee Directors of SigmaTron International, Inc., a Delaware corporation (the "Company"), so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as Directors of the Company.

         2. ELIGIBILITY. An Option is a right to purchase shares of common stock, $0.01 par value, of the Company (the "Shares"), subject to adjustments as provided herein, pursuant to the terms and conditions of the Plan ("Option"). The persons who shall be eligible to receive Options shall be Directors of the Company (the "Eligible Directors") who are not full-time employees of or consultants to the Company.

         3. SHARES. Subject to the provisions of Section 9 (relating to the adjustment upon changes in Shares), there will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan an aggregate of one hundred fifty-seven thousand five hundred (157,500) Shares. If an Option granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such Option shall again be available under the Plan.

         4. ADMINISTRATION. This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), comprised solely of Non-Employee Directors as defined by Rule 16b-3(b)(3)(i) of the Securities and Exchange Act of 1934 (the "1934 Act"). The interpretation and construction by the Committee of the provisions of the Plan, of any Option granted under it and any related agreement shall be final except as otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         5. TERMS AND CONDITIONS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) On each of the regular annual stockholders meetings for each of the years 2000, 2001 and 2002 (each such date is hereafter the "Date of Grant"), each Eligible Director ("Optionee") shall receive an Option for 7,500 Shares, and such Options shall vest immediately upon grant.

         (b) Each Option shall state the exercise price of the Option (the "Option price") which shall be 100% of the fair market value of the Shares on the applicable Date of Grant. The fair market value for purposes of this paragraph 5(b) is defined as the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such



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              other reported value of the Shares as shall be specified by the
              Committee on the day preceding the Date of Grant, or if such day is not a trading day, then on the immediately preceding trading day.

         (c) The Option shall be exercised by giving written notice to the Company, accompanied by full payment of the Option price. The Option price shall be paid in cash or by check upon the exercise of the Option, or in lieu thereof an Option holder may make payment in whole or in part by tendering to the Company the number of Shares valued at fair market value equal to the Options to be exercised on such date of exercise. For purposes of this paragraph 5(c), fair market value is defined as the closing price of the Shares as reported in the NASDAQ listing in The Wall Street Journal or such other reported value of the Shares as shall be specified by the Committee on the day preceding the exercise of the Option, or if such day is not a trading day, then on the immediately preceding trading day. The Optionee may tender Shares only if the Optionee has not acquired any Shares (including the Shares being tendered), other than in an acquisition exempt from
              Section 16(b) of the 1934 Act and rules and regulations promulgated thereunder, for a period of at least six months prior to the tender. In addition, such exercise may include a cashless exercise if the Options are tendered to a Broker in exchange for the number of Shares the fair market value of which is equal to the aggregate difference between the Option price and the fair market value of the Options so tendered.

         (d) The term of any Option shall be ten (10) years from the Date of Grant.

         (e) In no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the Shares present, or represented and entitled to vote, at the Company's next annual stockholders meeting duly held in accordance with the applicable laws of the State of Delaware.

         (f) The Committee shall retain the authority and discretion to permit an Option to be transferable as long as such transfers are made only to a Permitted Transferee (as herein defined); provided that (i) such transfer is a bona fide gift and the Optionee receives no value for the transfer, as provided in the instructions to Form S-8 of the Securities and Exchange Commission, (ii) that the Options that are transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer, and (iii) that the Option may not be otherwise or subsequently sold, pledged, assigned or transferred in any manner except by will or the laws of descent or distribution or pursuant to a domestic relations order. "Permitted Transferee" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Optionee (a "Family Member"), any person sharing the Optionee's household (other than as a tenant or employee), or a trust or other entity in which Family Members and the Optionee have more than fifty percent of the beneficial or voting interest. In the event of the Optionee's death, the Option may be exercised only by a person who acquired the right to exercise it by reason of the death of the Optionee. Neither the Optionee, any Permitted Transferee, nor any




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              person who acquires the right to exercise the Option by reason of the death of the Optionee will be deemed to be a holder of any Shares subject to the Option unless and until certificates for those shares are issued to such person. The designation of a beneficiary shall not constitute a transfer.

         (g) An Option shall remain exercisable pursuant to its terms if the Optionee ceases to be a Director of the Company for any reason, and may be exercised by the Optionee or his successor or assign after his death, in each case to the extent and in the manner exercisable by Optionee. Notwithstanding the foregoing, if an Optionee's directorship is terminated on account of any act of:
              (1) fraud; (2) intentional misrepresentation; (3) embezzlement; or
              (4) misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Optionee or his successors or assigns may exercise his Option at any time within three months after termination of his directorship, or at any time prior to the expiration date of such Option, whichever is the shorter period, but only to the extent that it was exercisable by Optionee on the date of termination of his office. The Company assumes no responsibility and is under no obligation to notify a Permitted Transferee of early termination of an Option on account of a Director's termination of office. During the applicable exercise period, the Option may not be exercised for more than the number of vested Shares (if any) for which it is exercisable at the time of the Optionee's cessation of Board service.

         (h) Neither an Optionee nor his Permitted Transferee, legal representative, heir, legatee, or distributee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Option unless and until he has paid the Company the full purchase price of such Shares and received a certificate or certificates therefor. Except as provided in Section 9 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for distributions for which the record date is prior to the date on which the Option is exercised.

         (i) The minimum number of Shares with respect to which an Option may be exercised in part at any time is 100.

         6. RESTRICTIONS ON SHARES. The certificate or certificates representing the Shares to be issued or delivered upon exercise of an Option may bear such legends required by any applicable securities laws. Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended (the "1933 Act"), the Illinois securities laws, or any other applicable rule or regulation then in effect, and the Company shall have no liability for failure to issue Shares upon any exercise of Options because of a delay pending the meeting of any such requirements. No Shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until the Shares are qualified for delivery under such securities laws and regulations as may be deemed by the Committee to be applicable thereto, and such Shares are listed on each securities exchange on which Shares may then be listed.



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         7.   COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the Options
granted hereunder and the obligation of the Company to sell and deliver Shares under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required.

         8. NO IMPLIED COVENANTS. Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained in office.

         9. ADJUSTMENTS UPON CHANGES IN SHARES. If any change is made in the Shares subject to the Plan or subject to any Option granted under the Plan (through reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares, dividend payable in Shares or otherwise, adjustments as it deems appropriate shall be made by the Committee in the number and kind of Shares available for awards under the Plan. In addition, the Committee shall make adjustments as it deems appropriate in the number and kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest is maintained as before the occurrence of such event.

         10. AMENDMENT OF THE PLAN. The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in Section 9 (relating to adjustments upon changes in Shares), no amendment shall be made, except upon approval by vote of a majority of the outstanding shares of the Company, which will:

         (a) increase the number of shares reserved for Options under the Plan; or

         (b) reduce the Option price below 100% of fair market value of the Shares at the time an Option is granted; or

         (c) change the requirements for eligibility for participation under the Plan; or

         (d)       extend the term of the Plan;

and provided further that the Plan shall not be amended more than once every six months, other than to comport with changes in applicable law.

         11. TERMINATION OR SUSPENSION OF THE PLAN. The Board of Directors at any time, and from time to time, may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on, and no further Options will be granted after the tenth anniversary of the Effective Date of the Plan, as described in Section 12 hereof. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

         12. EFFECTIVE DATE. This Plan shall become effective on the date it is adopted by the Company's Board of Directors, provided that the stockholders approve the Plan within twelve months thereafter.


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         13.  MODIFICATION, EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 10 hereof, the Committee may cancel, modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan. Further, but subject to Section 9, the Committee may not change the number of Shares or the class of persons who are eligible to participate in the Plan.

         14. USE OF PROCEEDS FROM SHARES. Cash proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

         15. CORPORATE REORGANIZATIONS. "Corporate Transaction" shall mean the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding, by another corporation or person. Any Options that are not exercised as of the date of a Corporate Transaction shall terminate and cease to be outstanding effective as of the date of the Corporate Transaction, except that the exercise of any Option that was exercised in anticipation of the Corporate Transaction shall be conditioned upon the consummation of the Corporate Transaction. The Committee may also grant Options under the Plan having terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing Options issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         16. FINANCIAL ASSISTANCE. The Company may assist any Optionee in the payment of the Option price payable on exercise of an Option, by lending the amount of such Option price to such Optionee on such terms and at such rates of interest and upon such security (or unsecured) as is authorized by the Board.

         17. GOVERNING LAW. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal law.

         18. OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         19. ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to the participation of Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the 1934 Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3. An Insider is an officer or a director of the Company or any other person whose transactions in stock are subject to Section 16 of the 1934 Act.



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         20.  INDEMNIFICATION. In addition to such other rights of
indemnification as they may have as members of the Board, members of the Board to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company's own expense to handle and defend same.

         21. EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Paragraph 5 is prevented by the provisions of Paragraph 6, the Option shall remain exercisable until three months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in no event later than the Option expiration date.


         IN WITNESS WHEREOF, this Plan is executed this 25th day of September, 2000 to be effective as of the Effective Date.

                                    SIGMATRON INTERNATIONAL, INC.,
                                    a Delaware corporation



                                    BY:  /s/ Gary R. Fairhead
                                         ---------------------------------------
                                             Gary R. Fairhead, President and CEO




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